EXHIBIT 15.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71822 and 333-134593) and Form F-3 (Nos. 333-112136,
333-121611, 333-126416 and 333-139707) of our report dated March 29, 2007, with respect to the consolidated financial statements of LanOptics Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.


                                                /S/ KOST FORER GABBAY & KASIERER
                                                --------------------------------
                                                Kost Forer Gabbay & Kasierer
                                                A Member of Ernst & Young Global

March 29, 2007
Haifa, Israel